Exhibit 99.2

Quarterly Financial Supplement

For the three months ended March 31, 2013

ddr

Think Retail. Create Value.

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • p. 216.755.5500 f. 216.755.1500 • www.ddr.com

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Table of Contents

Section	Page
Earnings Release & Financial Statements
Press Release	1-13

Financial Summary
FFO Reconciliation	14
Additional Financial Disclosures	15
Debt to EBITDA Calculation	16
Significant Accounting Policies	17-18
Other Real Estate Information	19

Joint Venture Financial Summary
Joint Venture Investment Summary	20
Joint Venture Combining Financial Statements	21-22

Investment Summary
Acquisitions	23
Dispositions	23
Developments and Redevelopments	24-25
Development Projects Primarily on Hold	26

Portfolio Summary
Portfolio Characteristics	27
Lease Expirations	28
Leasing Summary	29
Net Effective Rents	30
Largest Tenants	31

Debt Summary
Market Capitalization, Ratings and Financial Ratios	32
Summary of Consolidated Debt	33
Summary of Joint Venture Debt	34
Consolidated Debt Detail	35-37
Joint Venture Debt Detail	38-39

Analyst Coverage
Contact Information	40

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three months ended March 31, 2013. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2012. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For Immediate Release:

Media Contact:	Investor Contact:
Matt Schuler	Samir Khanal
Communications Manager	Senior Director of Investor Relations
216.755.5500	216.755.5500
mschuler@ddr.com	skhanal@ddr.com

DDR REPORTS A 12.5% INCREASE IN OPERATING FFO PER DILUTED SHARE

TO $0.27 FOR THE QUARTER ENDED MARCH 31, 2013

BEACHWOOD, OHIO, April 30, 2013 – DDR Corp. (NYSE: DDR) today announced operating results for the first quarter ended March 31, 2013.

SIGNIFICANT FIRST QUARTER ACTIVITY

•	Generated Operating FFO of $0.27 per diluted share, an increase of 12.5% compared to the first quarter of 2012

•	Executed 431 new leases and renewals for 2.1 million square feet

•	Increased the portfolio leased rate by 20 basis points to 94.4% at March 31, 2013, from 94.2% at December 31, 2012 and by 70 basis points from 93.7% at March 31, 2012

•

Generated positive leasing spreads, with new leases up 10.7% at 100% ownership and 11.9% on a pro rata basis, and renewals up 7.0% at 100% ownership and 7.5% on a pro rata basis; blended spreads were up 7.6% at 100% ownership and 8.4% on a pro rata basis

•	Generated same store net operating income growth of 3.3% at 100% ownership and 3.1% on a pro rata basis as compared to the prior year

•	Acquired $81 million of prime assets

•	Issued $40 million of common shares to fund the net investment in prime assets

•	Completed the disposition of $46 million of non-prime assets; DDR’s pro rata gross proceeds was $35 million

•	Refinanced two unsecured revolving credit facilities with an aggregate availability of $815 million and a $400 million secured term loan

•	Issued $150 million of 6.250% preferred shares, the net proceeds of which will be used to redeem $150 million of 7.375% preferred shares

“We are pleased to report continued growth in Operating FFO while simultaneously improving the quality of our portfolio and enhancing balance sheet flexibility,” commented DDR’s chief executive officer, Daniel B. Hurwitz.

FINANCIAL HIGHLIGHTS

The Company’s first quarter Operating Funds From Operations attributable to common shareholders (“Operating FFO”) increased to $86.1 million, or $0.27 per diluted share, which compares to $66.8 million, or $0.24 per diluted share, in the prior year. The increase in Operating FFO for the three-month period ended March 31, 2013, as compared to 2012, primarily is due to organic growth and shopping center acquisitions.

Funds From Operations attributable to common shareholders (“FFO”) for the three-month period ended March 31, 2013, increased to $82.5 million, or $0.26 per diluted share, which compares to $59.7 million, or $0.21 per diluted share, in the prior year. The increase in FFO for the three-month period ended March 31, 2013, as compared to the same period in 2012, primarily is due to the same factors impacting Operating FFO as well as the loss on debt retirement recorded in the first quarter of 2012 related to the Company’s repurchase of a portion of its 9.625% unsecured senior notes.

Net loss attributable to common shareholders for the three-month period ended March 31, 2013, was $0.7 million, or $0.00 per diluted share, which compares to net loss of $22.0 million, or $0.08 per diluted share, in the prior year. The increase in net income attributable to common shareholders for the three-month period ended March 31, 2013, as compared to net income for the same period in 2012 primarily is due to the same factors impacting FFO as well as lower impairment charges on depreciable assets.

LEASING & PORTFOLIO OPERATIONS

The following results for the three-month period ended March 31, 2013, highlight continued strong leasing activity throughout the portfolio:

•	Executed 198 new leases aggregating 0.9 million square feet and 233 renewals aggregating approximately 1.2 million square feet

•

Generated positive leasing spreads for the first quarter, with new leases up 10.7% at 100% ownership and 11.9% on a pro rata basis, and renewals up 7.0% at 100% ownership and 7.5% on a pro rata basis; blended spreads were up 7.6% at 100% ownership and 8.4% on a pro rata basis

•	The portfolio leased rate increased to 94.4% at March 31, 2013, as compared to 93.7% at March 31, 2012 and 94.2% at December 31, 2012

•	Same store net operating income (“NOI”) increased by 3.3% at 100% ownership for the three-month period ended March 31, 2013 as compared to the prior year and 3.1% on a pro rata basis

ACQUISITIONS

In the first quarter of 2013, the Company acquired two prime assets located in Dallas, Texas and Oakland, California. The acquisitions were funded primarily with proceeds from asset sales as well as common shares issued in March 2013.

DDR acquired Marketplace at Highland Village, a 400,000 square foot prime power center, in Dallas, Texas, for $40 million. The trade area demographics include an average household income of over $100,000 and population of 237,000 people, and features anchor tenants such as Walmart, T.J. Maxx, HomeGoods, Petco, LA Fitness, and Office Depot. Highland Village is 90% leased, 85% of its revenue is generated by national retailers, and the Company will leverage its operating platform to create additional value through lease up as well as the recapture and downsizing of space that can be marked to market.

The Company also acquired Whole Foods at Bay Place, a 57,000 square foot prime asset in Oakland, California, for $41 million. This asset features a top-performing Whole Foods operating in a densely populated high barrier-to-entry urban infill location. Trade area demographics include an average household income of approximately $90,000 and a population of 630,000 people. The asset provides low risk current cash flow from a high credit tenant, consistent rent growth, and long-term NOI enhancement potential based on the quality of the location and future asset intensification opportunities.

In April 2013, the Company acquired its partner’s 85% interest in five prime power centers for $94 million. The Company funded its investment primarily with proceeds from the issuance of common shares, proceeds from asset sales and corporate debt. These prime power centers will be unencumbered. The Company acquired its partner’s interest in The Walk at Highwoods Preserve (Tampa, FL), Douglasville Pavilion (Atlanta, GA), Commonwealth Center and Chesterfield Crossing (Richmond, VA),

and Jefferson Plaza (Norfolk, VA). The five prime power centers aggregate 1.3 million of total square feet, are currently 98% leased, and are anchored by national tenants such as Walmart, Target, Costco, Home Depot, T.J. Maxx, Ross Dress for Less, PetSmart, Michael’s, Fresh Market, Pier One and Cost Plus World Market.

FINANCINGS

In January 2013, the Company refinanced its two unsecured revolving credit facilities with an aggregate availability of $815 million and its $400 million secured term loan. The Company’s primary refinanced $750 million unsecured revolving credit facility has an initial maturity of April 2017 with borrower options to extend an additional year, and contains an accordion feature that provides for $1.25 billion of potential total availability. Pricing on both refinanced revolving credit facilities was reduced and is currently set at LIBOR plus 140 basis points, a decrease of 25 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P. Further, the annual facility fee for both revolving credit facilities has been reduced from 35 basis points to 30 basis points.

The refinanced secured term loan has an initial maturity of April 2017 with a borrower option to extend an additional year. Pricing on the secured term loan is currently set at LIBOR plus 155 basis points, a decrease of 15 basis points from the previous rate, and is determined based upon DDR’s credit ratings from Moody’s and S&P.

In April 2013, the Company issued $150 million of its newly designated 6.250% Class K Cumulative Redeemable Preferred Shares at a price of $25.00 per depositary share. In addition, the Company announced its intent to redeem $150 million of its Class H Cumulative Redeemable Preferred Shares at a redemption price of $25.1127 per depositary share (the sum of $25.00 per depositary share and dividends per depositary share of $0.1127 prorated to the redemption date). The Company expects to record a non-cash charge of approximately $5.2 million to net income attributable to common shareholders in the second quarter of 2013 related to the prorated write-off of the Class H Cumulative Redeemable Preferred Shares’ original issuance costs.

The Company accessed its at-the-market common equity program and issued 2.3 million new common shares during the first quarter of 2013 at an average price of $17.57 per share, generating gross proceeds of $40 million, which were used to partially fund the acquisition of prime assets. In April 2013, the Company issued an additional 2.5 million new common shares at an average price of $17.83 per share, generating gross proceeds of $45 million, to partially fund the acquisition of five prime assets.

DISPOSITIONS

The Company sold seven consolidated operating shopping centers aggregating approximately 0.4 million square feet in the first quarter of 2013, generating gross proceeds of approximately $24.7 million. In addition, the Company sold $7.3 million of non-income producing assets. The Company recorded an aggregate net gain of approximately $0.5 million related to asset sales in the first quarter of 2013.

In the first quarter of 2013, the Company’s unconsolidated joint ventures sold 15 assets, generating gross proceeds of approximately $14.5 million, of which the Company’s proportionate share was $2.9 million. The Company had previously written down its investment in these assets to zero.

2013 GUIDANCE

There has been no change in Operating FFO per share guidance since the last update provided on January 7, 2013. The Company continues to estimate Operating FFO for 2013 between $1.07 and $1.11 per diluted share.

NON-GAAP DISCLOSURES

FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity.

FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments, (iv) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates Operating FFO by excluding the non-operating charges and gains described above. The Company computes FFO in accordance with the NAREIT definition. Other real estate companies may calculate FFO and Operating FFO in a different manner. FFO excluding the net non-operating items detailed in this release is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net income (loss) to FFO and Operating FFO is presented in the financial highlights section of the Company’s quarterly supplement.

SAFE HARBOR

DDR considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; and the finalization of the financial statements for the three-month period ended March 31, 2013. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2012, as amended. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

ABOUT DDR CORP.

DDR is an owner and manager of 445 value-oriented shopping centers representing 116 million square feet in 39 states, Puerto Rico and Brazil. The Company’s assets are concentrated in high barrier-to-entry markets with stable populations and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the Company is available at www.ddr.com.

CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS

A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request to Samir Khanal, at the Company’s corporate office, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.

The Company will hold its quarterly conference call tomorrow, May 1, 2013, at 10:00 a.m. Eastern Time. To participate, please dial 800.299.8538 (domestic), or 617.786.2902 (international) at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 87099285. Access to the live call and replay will also be available through the Company’s website. The replay will be available through May 8, 2013.

DDR Corp.

Financial Highlights

(In Thousands)

	Three-Month Periods Ended March 31,
	2013	2012
Revenues:
Minimum rents (A)	$144,596	$128,279
Percentage and overage rents (A)	1,784	1,414
Recoveries from tenants	47,390	42,496
Ancillary and other property income	5,712	6,061
Management, development and other fee income	10,721	11,754
Other (B)	634	580

	210,837	190,584

Expenses:
Operating and maintenance	33,659	32,851
Real estate taxes	27,940	24,844
Impairment charges (C)	6,926	1,541
General and administrative	19,760	19,012
Depreciation and amortization	68,980	58,779

	157,265	137,027

Other income (expense):
Interest income	7,877	1,841
Interest expense (D)	(54,894)	(55,521)
Loss on debt retirement, net	—	(5,602)
Other income (expense), net (E)	(2,901)	(1,602)

	(49,918)	(60,884)

Income (loss) before earnings from equity method investments and other items	3,654	(7,327)
Equity in net income of joint ventures (F)	2,954	8,248
Impairment of joint venture investments (C)	—	(560)
Tax expense of taxable REIT subsidiaries and state franchise and income taxes	(367)	(177)

Income from continuing operations	6,241	184
Income (loss) from discontinued operations (G)	310	(15,730)

Income (loss) before (loss) gain on disposition of real estate	6,551	(15,546)
(Loss) gain on disposition of real estate, net of tax	(57)	665

Net income (loss)	6,494	(14,881)
Income attributable to non-controlling interests	(191)	(176)

Net income (loss) income attributable to DDR	$6,303	$(15,057)

Preferred dividends	(7,030)	(6,967)

Net loss attributable to common shareholders	$(727)	$(22,024)

Funds From Operations (“FFO”):
Net loss attributable to common shareholders	$(727)	$(22,024)
Depreciation and amortization of real estate investments	67,016	58,447
Equity in net income of joint ventures (F)	(2,954)	(8,248)
Impairment of depreciable joint venture investments	—	560
Joint ventures’ FFO (F)	12,226	13,985
Non-controlling interests (OP Units)	54	48
Impairment of depreciable real estate assets	7,679	17,340
Gain on disposition of depreciable real estate, net	(778)	(360)

FFO attributable to common shareholders	82,516	59,748

Non-operating items, net (H)	3,536	7,058

Operating FFO	$86,052	$66,806

Earnings per share – Diluted (I)	$—	$(0.08)

Funds From Operations – Diluted (I)	$0.26	$0.21

Operating Funds From Operations – Diluted (I)	$0.27	$0.24

DDR Corp.

Financial Highlights

(In Thousands)

Selected Balance Sheet Data

	March 31, 2013	December 31, 2012
Assets:
Real estate and rental property:
Land	$1,894,986	$1,900,401
Buildings	5,824,030	5,773,961
Fixtures and tenant improvements	498,390	489,626

	8,217,406	8,163,988
Less: Accumulated depreciation	(1,721,378)	(1,670,717)

	6,496,028	6,493,271
Land held for development and construction in progress	489,381	475,123
Real estate held for sale, net	7,255	—

Real estate, net	6,992,664	6,968,394
Investments in and advances to joint ventures	617,010	613,017
Cash	18,872	31,174
Restricted cash	22,498	23,658
Notes receivable, net	57,558	68,718
Receivables, including straight-line rent, net	113,934	126,228
Other assets, net	239,286	224,648

	$8,061,822	$8,055,837

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$190,468	$147,905
Unsecured debt	2,149,724	2,147,097
Unsecured term loan	350,000	350,000
Mortgage and other secured debt	1,663,900	1,674,141

	4,354,092	4,319,143
Dividends payable	49,813	44,210
Other liabilities	290,330	326,024

Total liabilities	4,694,235	4,689,377
Preferred shares	405,000	405,000
Common shares	31,747	31,524
Paid-in-capital	4,668,142	4,629,257
Accumulated distributions in excess of net income	(1,738,333)	(1,694,822)
Deferred compensation obligation	15,532	15,556
Accumulated other comprehensive income	(24,136)	(27,925)
Less: Common shares in treasury at cost	(14,445)	(16,452)
Non-controlling interests	24,080	24,322

Total equity	3,367,587	3,366,460

	$8,061,822	$8,055,837

DDR Corp.

Financial Highlights

(A)	The increase in base and percentage rental revenues for the three-month period ended March 31, 2013, is as follows (in millions):

Increase (Decrease)
Acquisition of shopping centers	$12.2
Comparable portfolio properties	3.0
Development or redevelopment properties	0.6

$15.8

Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Straight-line rents	$1.4	$0.4

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Lease termination fees	$0.5	$0.5
Other miscellaneous	0.1	0.1

	$0.6	$0.6

(C)	The Company recorded impairment charges on the following (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Assets marketed for sale	$6.9	$1.5

Total continuing operations	6.9	1.5
Sold assets or assets held for sale	0.8	15.8

Total discontinued operations	0.8	15.8

Joint venture investments	—	0.6

Total impairment charges	$7.7	$17.9

(D)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Non-cash interest expense related to amortization of the debt discount	$2.6	$3.2

DDR Corp.

Financial Highlights

(E)	Other income (expense) was comprised of the following (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Transaction and other (expenses) income	$(0.5)	$(0.6)
Litigation-related expenses	(0.3)	(0.7)
Debt extinguishment costs, net	(2.1)	(0.3)

	$(2.9)	$(1.6)

(F)	At March 31, 2013 and 2012, the Company had investments in joint ventures, excluding consolidated joint ventures, in 206 and 172 shopping center properties, respectively.

(G)	The operating results related to assets classified as discontinued operations are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Revenues from operations	$0.8	$6.1

Operating expenses	—	2.9
Impairment charges	0.8	15.8
Interest, net	0.1	1.4
Depreciation and amortization	0.2	1.8

Total expenses	1.1	21.9

Loss before gain on disposition of real estate	(0.3)	(15.8)
Gain on disposition of real estate, net	0.6	0.1

Net income (loss)	$0.3	$(15.7)

(H)	The gains and charges excluded from Operating FFO for the three-month periods ended March 31, 2013 and 2012, respectively, are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Loss on debt retirement, net	$—	$5.6
Other expense (income), net – transaction costs, litigation costs and debt extinguishment costs	3.2	1.7
Equity in net loss of joint ventures – currency adjustments, debt extinguishment and other expenses	0.2	0.1
Non-cash loss (gain) on disposition of non-depreciable real estate, net	0.2	(0.3)

Total adjustments from FFO to Operating FFO	$3.6	$7.1

DDR Corp.

Financial Highlights

(I)	The Company’s per share information is as follows:

	At March 31,
	2013	2012
Common shares outstanding	317.5	277.5
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods Ended March 31,
	2013	2012
Earnings per common share:
Basic	$—	$(0.08)

Diluted	$—	$(0.08)

Basic – average shares outstanding	313.2	275.2

Diluted – average shares outstanding	313.2	275.2

Dividends Declared:	$0.135	$0.12

FFO per share:
Basic	$0.26	$0.22

Diluted	$0.26	$0.21

Weighted average common shares outstanding	315.5	277.2

Assumed conversion of OP Units	0.4	0.4

FFO Weighted average common shares and OP Units – Basic	315.9	277.6

Assumed conversion of dilutive securities	0.7	2.5

FFO Weighted average common shares and OP Units – Diluted	316.6	280.1

Operating FFO:
Diluted	$0.27	$0.24

Operating FFO Weighted average common shares and OP Units – Diluted	316.6	280.1

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed income statements

	Three-Month Periods Ended March 31,
	2013	2012
Revenues:
Minimum rents (A)	$134,880	$114,712
Percentage and overage rents	1,040	241
Recoveries from tenants	33,898	24,691
Other	17,093	19,462

	186,911	159,106
Expenses:
Operating and maintenance	42,706	36,126
Real estate taxes	22,320	15,956

	65,026	52,082

Net operating income	121,885	107,024
Depreciation and amortization of real estate investments	65,361	39,786
Interest expense	62,119	55,094

(Loss) income before other items	(5,595)	12,144
Income tax expense	(6,615)	(5,972)

(Loss) income from continuing operations	(12,210)	6,172
Discontinued operations:
Loss from operations	(39)	(1,902)
Loss on disposition, net	(5,537)	(139)

(Loss) income before gain on disposition of assets	(17,786)	4,131
Gain on disposition of assets, net	479	13,852

Net (loss) income	$(17,307)	$17,983
Non-controlling interests	(7,219)	(8,934)

Net (loss) income attributable to unconsolidated joint ventures	$(24,526)	$9,049

Net income at DDR’s ownership interests	$3,049	$10,180
Basis differences	(95)	(1,932)

Equity in net income of joint ventures	$2,954	$8,248

FFO at DDR’s ownership interests (B)	$12,226	$13,985

Operating FFO at DDR’s ownership interests (B)	$12,442	$14,103

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(In Thousands)

Combined condensed balance sheets

	March 31, 2013	December 31, 2012
Land	$1,568,719	$1,569,548
Buildings	4,684,265	4,681,462
Fixtures and tenant improvements	248,372	244,293

	6,501,356	6,495,303
Less: Accumulated depreciation	(870,903)	(833,816)

	5,630,453	5,661,487
Land held for development and construction in progress (C)	409,242	348,822

Real estate, net	6,039,695	6,010,309
Cash and restricted cash	435,297	467,200
Receivables, including straight-line rent, net	101,823	99,098
Other assets, net	402,977	427,014

	$6,979,792	$7,003,621

Mortgage debt (D)	$4,269,039	$4,246,407
Notes and accrued interest payable to DDR	147,885	143,338
Other liabilities	302,202	342,614

	4,719,126	4,732,359
Redeemable preferred equity	155,252	154,556
Accumulated equity	2,105,414	2,116,706

	$6,979,792	$7,003,621

DDR Corp.

Summary Results of Combined Unconsolidated Joint Ventures

(A)	Revenue resulting from the recognition of straight-line rents, including discontinued operations, is as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Straight-line rents	$1.6	$0.9
DDR’s proportionate share	0.3	0.2

(B)	FFO and Operating FFO from unconsolidated joint ventures are summarized as follows (in millions):

	Three-Month Periods Ended March 31,
	2013	2012
Net (loss) income attributable to unconsolidated joint ventures	$(24.5)	$9.1
Depreciation and amortization of real estate investments	64.8	45.3
Impairment of depreciable real estate assets	—	1.3
Loss (gain) on sale of depreciable real estate	5.0	(13.7)

FFO	$45.3	$42.0

FFO at DDR ownership interests	$12.2	$14.0

Operating FFO at DDR’s ownership interests (1)	$12.4	$14.1

DDR joint venture distributions received, net	$2.5	$4.5

(1)	Excluded from Operating FFO is the Company’s proportionate share of net activity related to foreign currency adjustments, debt extinguishments and other expenses as disclosed on page 9 of this press release.

(C)	Land held for development and construction in progress consists of the following (in millions):

	March 31, 2013	December 31, 2012
Company’s proportionate share	$120.3	$100.9

(D)	Mortgage debt consists of the following (in millions):

	March 31, 2013	December 31, 2012
Company’s proportionate share	$734.5	$724.9
Non-recourse debt included above for which the Company has written its investment down to zero and is receiving no allocation of income, loss or FFO	47.3	48.2

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

FFO Reconciliation

(In Millions, Except Per Share Information)

	1Q13	1Q12
Funds From Operations:
Net loss attributable to common shareholders	$(0.7)	$(22.0)
Depreciation and amortization of real estate investments	67.0	58.4
Equity in net income of joint ventures	(3.0)	(8.2)
Impairment of depreciable joint venture investments	—	0.6
Joint ventures’ FFO	12.2	14.0
Non-controlling interests (OP Units)	0.1	—
Impairment of depreciable real estate assets, net of non-controlling interests	7.7	17.3
Gain on disposition of depreciable real estate, net	(0.8)	(0.4)

Funds From Operations Attributable to Common Shareholders	82.5	59.7
Preferred dividends	7.0	7.0

Funds From Operations	$89.5	$66.7

Funds From Operations Attributable to Common Shareholders
Reconciliation to Operating FFO:	$82.5	$59.7
Loss on debt retirement, net	—	5.6
Other expense, net—transaction costs, litigation costs and debt extinguishment costs	3.2	1.7
Equity in net income of joint ventures—currency adjustments, debt extinguishment costs and other expenses	0.2	0.1
Non-cash loss (gain) on disposition of non-depreciable real estate, net	0.2	(0.3)

Total non-operating items	3.6	7.1

Operating FFO Attributable to Common Shareholders	$86.1	$66.8

Per Share Information:
Funds From Operations—diluted	$0.26	$0.21
Operating FFO—diluted	$0.27	$0.24
Common Shares and OP Units:
Outstanding	317.9	277.9
Weighted average—diluted (FFO & OFFO)	316.6	280.1

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Additional Financial Disclosures

(In Millions, Except Per Share Information)

	1Q13	1Q12
Dividends / Payout Ratio:
Common share dividends and operating partnership interests—per share	$0.135	$0.120
Common share dividends and operating partnership interests—declared	$42.8	$33.3
Dividend payout ratio	49.8%	49.9%
Revenues:
DDR revenues	$211.6	$196.7
Joint venture & managed revenues	189.1	207.3

Total revenues (1)	$400.7	$404.0

G&A Expenses (2)	$19.6	$19.0
G&A Expenses as % of Total Revenues	4.9%	4.7%
Net Operating Income:
DDR net operating income	$150.1	$136.2
Joint venture net operating income (at 100%)	122.6	112.8

Total net operating income (1)	$272.7	$249.0

Real Estate at Cost:
DDR real estate at cost	$8,715.2	$8,282.3
Joint venture real estate at cost (at 100%)	6,910.6	6,265.1

Total real estate at cost	$15,625.8	$14,547.4

Non-Cash Disclosures (Income) / Expense:
Below-market rent revenue (3)	$0.1	$(0.6)
Straight-line rent revenue	(1.4)	(0.4)
Joint venture straight-line rent revenue	(1.6)	(0.9)
DDR’s prorata share of straight-line rent revenue	(0.3)	(0.2)
Straight-line ground rent expense (3)	0.3	0.3
Debt premium amortization revenue (3)	(0.7)	(0.9)
Convertible debt accretion expense	2.6	3.2

(1)	Includes activities from discontinued operations.
(2)	The three months ended March 31, 2013 exclude executive separation charges of $0.2 million.
(3)	Prorata share of joint venture is deminimis.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

(In Millions)

	1Q13	1Q12
Debt / EBITDA—Consolidated
EBITDA:
Net income (loss) attributable to DDR	$6.3	$(15.1)
Adjustments:
Impairment charges	6.9	1.5
Depreciation and amortization	69.0	58.8
Depreciation attributable to non-controlling interests	(0.1)	(0.1)
Interest expense	54.9	55.5
Interest expense attributable to non-controlling interests	(0.1)	(0.1)
Other expenses, net	3.1	1.6
Equity in net income of joint ventures	(3.0)	(8.2)
Impairment of joint venture investments	—	0.6
Loss on debt retirement, net	—	5.6
Income tax expense	0.4	0.2
EBITDA adjustments from discontinued operations (1)	0.5	19.0
Loss (gain) on disposition of real estate, net	0.1	(0.7)

EBITDA before JVs	138.0	118.6
Pro rata share of JV FFO, net of interest expense	12.2	14.0
Pro rata share of JV translation adjustments and other	0.2	0.1

EBITDA Consolidated	$150.4	$132.7
EBITDA Consolidated - Annualized	$601.6	$530.8
Consolidated indebtedness	$4,354.0	$4,136.9
Non-controlling interests’ share of consolidated debt	(20.4)	(21.2)
Adjustment to reflect convertible debt at face value	29.5	39.8
Adjustment to reflect assumed debt at face value	(10.8)	(12.4)

Total consolidated indebtedness	4,352.3	4,143.1
Cash and restricted cash, net of non-controlling interests	(40.7)	(38.5)

Total Consolidated Indebtedness, net of Cash	$4,311.6	$4,104.6
Debt / EBITDA - Consolidated	7.17	7.73
Debt / EBITDA - Pro rata
EBITDA before JVs	$138.0	$118.6
Pro rata share of JV EBITDA	25.0	26.3

EBITDA including Pro rata Share of JVs	$163.0	$144.9
EBITDA including Pro rata Share of JVs - Annualized	$652.0	$579.6
Total consolidated indebtedness, net of cash	$4,311.6	$4,104.6
Pro rata share of JV debt (2)	733.5	837.4

Total pro rata indebtedness	5,045.1	4,942.0
Pro rata share of JV cash and restricted cash	(124.2)	(149.3)

Pro rata Indebtedness, net of Cash	$4,920.9	$4,792.7
Debt / EBITDA - Pro rata	7.55	8.27

(1)	Discontinued operations includes the following EBITDA adjustments:

Impairment charges	$0.8	$15.8
Interest expense, net	0.1	1.4
Depreciation and amortization	0.2	1.8
Gain on disposition of real estate, net	(0.6)	(0.1)
Other	—	0.1

	$0.5	$19.0

(2)

Includes $47.3 million and $48.1 million at March 31, 2013 and March 31, 2012, respectively, of the Company’s pro rata share of non-recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Significant Accounting Policies

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.

•	Lease termination fees are included in other revenue and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.

•	Consolidated base rental revenue includes income from ground leases of $5.8 million for the three months ended March 31, 2013.

General and Administrative Expenses

•

General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the three months ended March 31, 2013, the Company expensed $2.1 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.

Deferred Financing Costs

•

Costs incurred in obtaining long-term financing are included in deferred charges and are amortized on a straight-line basis over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.

Real Estate

•

Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	30 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures and Tenant Improvements	Useful lives, which approximate lease terms, where applicable

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Significant Accounting Policies (Continued)

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	The Company accounts for the acquisition of a partner’s interest in an unconsolidated joint venture in which a change in control of the asset has occurred at fair value.

Capitalization

•

The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

Capitalized Costs (In Millions)	1Q13	1Q12
Interest expense	$2.7	$3.1
Construction administration costs	$2.2	$2.3

•	Interest expense and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

•	During the three months ended March 31, 2013, the Company expensed $0.6 million in operating costs related to development projects that have been suspended.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Gains or losses on the sales of operating shopping centers are generally reflected as discontinued operations.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Other Real Estate Information

Total Capital Expenditures

•	The Company incurred the following estimated leasing and maintenance capital expenditures:

	Consolidated	Unconsolidated at Prorata
Capital Expenditures (In Millions)	1Q13	1Q13
Leasing	$8.7	$1.0
Maintenance	0.5	0.1

Total Capital Expenditures	$9.2	$1.1

Per Square Foot of Owned GLA
Leasing	$0.17	$0.18
Maintenance	0.01	0.01

Total Capital Expenditures	$0.18	$0.19

Undeveloped Land

•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.

•

At December 31, 2012, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2012.

Non-Income Producing Corporate Assets

•	The Company’s corporate headquarters, which totals 0.4 million square feet with a land and building cost basis of approximately $50 million, is considered non-incoming producing at March 31, 2013.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Joint Venture Investment Summary (1)

($ and GLA In Millions; all Values at 100%)

Legal Name	Partner	DDR Own. %		# of Operating Properties		GLA	ABR	Gross Asset Book Value	Debt
Unconsolidated Joint Ventures
DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%		39		10.8	$122.6	$1,831.2	$1,038.5
DDR Domestic Retail Fund I	Various Institutional Investors	20%		59		8.2	87.8	1,443.0	929.8
BRE DDR Retail Holdings, LLC	Blackstone Real Estate Partners VII	5%		46		10.6	118.7	1,218.9	936.6
Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	33.3	%(2)	8		3.3	103.6	990.5	412.9	(3)
DDR-SAU Retail Fund, LLC	State of Utah	20%		27		2.4	24.3	309.0	182.1
DDR Markaz II LLC	Kuwait Financial Centre	20%		13		1.6	15.9	206.5	143.3
Other Unconsolidated JV Interests	Various	Various		14		2.1	20.7	247.3	144.3
Coventry II Joint Ventures	Coventry II Fund	10% - 20%		30	(4)	4.7	42.4	664.2	481.5

Total Unconsolidated Joint Ventures				236		43.7	$536.0	$6,910.6	$4,269.0

(1)	DDR’s investment in JVs may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.
(2)

DDR has a 50% ownership interest in Sonae Sierra Brazil BV Sarl (“SSB BV Sarl”), a Luxembourg Company. SSB BV Sarl’s primary investments include a 66.7% (50.9 million shares) interest in Sonae Sierra Brasil S.A. (“SSB”), a Brazil-based public company principally engaged in the development and operation of shopping centers in Brazil (Sonae Sierra Brasil S.A. shares trade on BM&FBOVESPA (São Paulo Stock Exchange), under the ticker symbol “SSBR3”) as well as a 25.8% direct ownership interest in the Parque Dom Pedro shopping center (“PDP”).

(3)	SSB BV Sarl holds $311.9 million of cash and short-term investments at March 31, 2013.
(4)

Includes 25 assets in which the Company does not have an economic interest and one asset in which development was suspended. Effective January 1, 2012, all of the 30 assets are no longer managed by DDR.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Statements of Operations

	Total Unconsolidated JVs (1)	DDR’s Pro rata Share (1)
	1Q13	1Q13
Revenues:
Minimum rents	$134.9	$24.6
Percentage and overage rents	1.0	0.1
Recoveries from tenants	33.9	4.9
Other	17.1	4.9

	186.9	34.5
Expenses:
Operating and maintenance	(42.7)	(7.5)
Real estate taxes	(22.3)	(3.1)

Net operating income	121.9	23.9	(2)
Depreciation and amortization expense	(65.4)	(9.0)
Interest expense	(62.1)	(9.4)

(Loss) income before other items	(5.6)	5.5
Income tax expense	(6.6)	(2.2)

(Loss) income from continuing operations	(12.2)	3.3
Loss from discontinued operations	(5.6)	—

(Loss) income before gain on disposition of assets	(17.8)	3.3
Gain on disposition of assets	0.5	0.2
Disproportionate share of income (loss)	—	(0.5	)(2) (3)

Net (loss) income	$(17.3)	$3.0
Non-controlling interests	(7.2)	(2.4)

Net (loss) income attributable to unconsolidated joint ventures	$(24.5)	$0.6
DDR ownership interests	$3.0	$3.0
Amortization of basis differential	(0.1)	(0.1)

	$2.9	$2.9

Funds From Operations:
Net (loss) income attributable to unconsolidated joint ventures	$(24.5)	$0.6
Depreciation of real property	64.8	8.7
Loss (gain) on disposition of depreciable real estate	5.0	(0.2)
Disproportionate share of income	—	3.1	(3)

	$45.3	$12.2

FFO at DDR ownership interests	$12.2

Operating FFO at DDR ownership interests	$12.4

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using an average exchange rate for each period for revenues, expenses, gains and losses.
(2)	DDR’s pro rata share of NOI including discontinued operations, promoted equity structures and minority interests is $25.0 million for the three-month period ended March 31, 2013.
(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Joint Venture Combining Financial Statements

(In Millions)

Combining Condensed Balance Sheets

	Total Unconsolidated JVs (1)
	March 31, 2013		December 31, 2012
Land	$1,568.7		$1,569.5
Buildings	4,684.3		4,681.5
Fixtures and tenant improvements	248.4		244.3

	6,501.4		6,495.3
Less: Accumulated depreciation	(870.9)		(833.8)

	5,630.5		5,661.5
Land held for development and construction in progress	409.2		348.8

Real estate, net	6,039.7		6,010.3
Cash and restricted cash	435.3		467.2
Receivables, including straight-line rent, net	101.8		99.1
Other assets, net	403.0		427.0

	$6,979.8		$7,003.6

Mortgage debt	$4,269.0	(2)	$4,246.4	(2)
Notes and accrued interest payable to DDR	147.9		143.3
Other liabilities	302.2		342.6

	4,719.1		4,732.3
Redeemable preferred equity	155.3		154.6
Accumulated equity	2,105.4		2,116.7

	$6,979.8		$7,003.6

	DDR’s Pro rata Share (1)
	March 31, 2013		December 31, 2012
Land	$258.5		$258.8
Buildings	831.5		828.7
Fixtures and tenant improvements	52.2		52.0

	1,142.2		1,139.5
Less: Accumulated depreciation	(176.8)		(171.8)

	965.4		967.7
Land held for development and construction in progress	120.3		100.9

Real estate, net	1,085.7		1,068.6

Cash and restricted cash	124.2		134.9
Receivables, including straight-line rent, net	24.7		24.4
Other assets, net	46.2		49.6
Disproportionate share of equity	126.1	(3)	126.8	(3)

	$1,406.9		$1,404.3

Mortgage debt	$734.5	(2)	$724.9	(2)
Notes and accrued interest payable to DDR	13.4		13.0
Other liabilities	59.5		69.5

	807.4		807.4
Redeemable preferred equity	155.3		154.6

	962.7		962.0
Accumulated equity	465.6		462.4
Disproportionate share of equity	(21.4	) (3)	(20.1	) (3)

	$1,406.9		$1,404.3

(1)	The financial statements of Sonae Sierra Brasil are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities.
(2)

Includes approximately $281.7 million and $295.7 million of mortgage debt at March 31, 2013 and December 31, 2012, respectively, of which the Company’s prorata share of non-recourse mortgage debt is $47.3 million and $48.2 million, respectively, associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

(3)	Adjustments represent the effect of promoted equity structures and minority interests.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Property Acquisitions

($ in Millions, GLA and Demographics In Thousands)

						Trade Area
					Aggregate	Demographics
			DDR	Total	Pro rata		Avg. HH.
Date	Location	Property	Own. %	GLA	Price	Population	Income	Anchors
2/13	Oakland, CA	Whole Foods at Bay Place	100%	57.2	$41.1	426	$85	Whole Foods
3/13	Highland Village, TX	Marketplace at Highland Village	100%	406.1	40.3	237	101	Walmart, T.J. Maxx, L.A. Fitness, HomeGoods, Office Depot, Petco

Total Acquisitions				463.3	$81.4

Property Dispositions

($ in Millions, GLA and Demographics In Thousands)

							Trade Area
							Demographics
			DDR	Total	Gross	Relinquished		Avg. HH.
Date	Location	Joint Venture	Own. %	GLA	Price	Debt	Population	Income	Anchors
1/13	Pittsburgh, PA		100%	10.9	$3.1	$—	556	$64
2/13	Chesterfield, MI		100%	26.0	1.1	—	271	72
2/13	Cary, NC		100%	29.2	3.7	—	305	90	hhgregg
3/13	Duluth, GA		100%	20.0	2.0	—	433	83	So Good Bridal & Beauty
3/13	Ocala, FL		100%	93.3	3.5	—	52	54
3/13	Various	Coventry II	20%	779.9	14.5	13.8	—	—
3/13	Lakeland, FL		100%	81.9	7.0	—	163	56	Burlington Coat Factory
3/13	Lakeland, FL		100%	102.6	4.3	—	171	62	Winn Dixie Stores
	Land		100%	—	7.3	—	—	—

Total Dispositions				1,143.8	$46.5	$13.8

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Summary of Consolidated Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of March 31, 2013			2013 Activity
				Net	Net Projected	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	1Q	2Q-4Q 2013	1Q	2Q-4Q 2013
Ground up Development Projects in Progress	$35.2	$41.6	$76.8	$9.4	$31.9	$—	$20.4
Ground up Development Projects Primarily on Hold	161.6	103.1	264.7	(7.9)	(35.0)	—	—
Substantially Completed Projects Pending Lease Up	30.8	32.9	63.7	(0.1)	1.5	0.1	2.9
Redevelopment Projects	22.5	56.5	79.0	35.8	137.0	20.6	58.7
Leasing Capital Expenditures	—	5.2	5.2	8.7	22.3	8.4	21.6

	$250.1	$239.3	$489.4	$45.9	$157.7	$29.1	$103.6

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

		Est. Initial	Est.	Est.	Est.	Cost	Assets
		Owned Anchor	Total	Owned	Net	Incurred	Placed in
Location	Project	Opening	GLA	GLA	Cost (1)	To Date	Service	Anchors
Charlotte, NC	Belgate	2Q13	889.7	178.2	$20.4	$40.2	—	Walmart, IKEA, Hobby Lobby, Ulta, Marshalls, World Market, PetSmart, Old Navy, Shoe Carnival
Seabrook, NH	Seabrook Town Center	2Q14	386.9	182.3	69.0	36.6	—	Walmart

Total			1,276.6	360.5	$89.4	$76.8	$—

Summary of Significant Consolidated Redevelopment Projects

			Est.	Est.	Est.	Cost	Assets
			Total	Owned	Net	Incurred	Placed in
Location	Project		GLA	GLA	Cost (1)	To Date	Service	Anchors
Denver, CO	Tamarac Square		151.3	11.6	$2.0	$5.0	$1.7	Target, Chick-Fil-A
Littleton, CO	Aspen Grove		46.7	46.7	13.6	12.6	12.2	Alamo Drafthouse Cinema
Roswell, GA	Sandy Plains Village		145.6	142.6	14.3	2.7	0.4	Walmart, Movie Tavern
Tinley Park, IL	Brookside Marketplace		76.4	72.3	11.8	0.6	—	Ross Dress for Less
Lansing, MI	Marketplace at Delta Township		38.6	38.6	6.6	0.1	—	Ulta, Five Below, Lane Bryant, Maurices
Columbus, OH	Easton Market		128.0	128.0	6.5	2.8	0.5	Nordstrom Rack, Carters, Tillys
Bayamon, PR	Plaza Del Sol		172.5	172.5	64.3	16.8	7.8	Food court, Victoria’s Secret, Bath & Body Works, Skechers, Aeropostale
Fajardo, PR	Plaza Fajardo		34.3	34.3	8.4	1.2	—	PetSmart, Shoe Carnival
San Antonio, TX (2)	Terrell Plaza		225.7	90.8	12.0	12.4	9.2	Target, Ross Dress for Less, Petco
Midvale, UT	Family Center at Ft. Union		82.7	78.7	13.2	10.9	6.8	Dick’s Sporting Goods, Gordmans

Total			1,101.8	816.1	$152.7	$65.1	$38.6
CIP for projects listed above:							26.5
CIP for other Redevelopment Projects:							52.5

Total amount included in CIP at March 31, 2013 for Redevelopment Projects:							$79.0

(1)	Includes receipts and expected future reductions from land sales and reimbursements.
(2)	Consolidated 50% joint venture

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Summary of Joint Venture Land Held for Development and Construction in Progress

($ In Millions, GLA In Thousands of SF)

	As of March 31, 2013			2013 Activity
				Net	Net Projected	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	1Q	2Q-4Q 2013	1Q	2Q-4Q 2013
Ground up Development Projects in Progress	$30.6	$307.5	338.1	$46.3	$87.3	$—	$406.3
Land Held for Development	55.1	0.3	55.4	0.1	4.9	—	—
Redevelopment Projects	—	10.1	10.1	8.0	70.0	5.8	32.9
Leasing Capital Expenditures	—	5.6	5.6	8.9	33.4	13.5	28.2

Total	$85.7	$323.5	$409.2	$63.3	$195.6	$19.3	$467.4

Summary of Significant Joint Venture Development Projects in Progress

		DDR’s	Est.	Est.	Est.	Cost	Assets
		Effective	Total	Owned	Net	Incurred	Placed in
Location	Project Name	Own. %	GLA	GLA	Cost (1)	To Date	Service	Anchors
Goiania, Brazil	Passeio Das Aguas	33.3%	821.0	821.0	$230.4	$163.4	$—	Bretas, Cinemark, Magic Games, Strike Boliche
Londrina, Brazil	Boulevard Londrina	28.2%	521.6	521.6	173.7	174.7	—	Walmart, Cinemark, PB Kids, Magazine Luiza, Kalunga, M, Luigi Bertolli, Saraiva, Centuaro, Memove, Renner, Strike Boliche

Total			1,342.6	1,342.6	$404.1	$338.1	$—
Total Land Held for Development and CIP for Ground Up Developments in Progress at March 31, 2013							$338.1

(1)	Includes receipts and expected future reductions from land sales and reimbursements.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Ground up Development Projects Primarily on Hold

	DDR’s	Total
MSA (Location)	Own. %	Acreage
Ukiah (Mendocino), CA	50%	65.7
New Haven (Guilford), CT	100%	24.8
Orlando (Lee Vista), FL	100%	74.3
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	38.3
Isabela, Puerto Rico	80%	11.1
Toronto (East Gwillimbury - Hwy 404/Greenlane East), CAN	50%	30.7
Toronto (East Gwillimbury - Hwy 404/Greenlane West), CAN	50%	28.8
Togliatti, Russia	75%	61.2
Other Misc. Land (5 sites)	100%	Various

		562.7

(In Millions)
Total Ground Up Development Projects Primarily on Hold at March 31, 2013:	$264.7	(1)

(1)	Includes partners’ ownership interests of $46.7 million.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Portfolio Summary

(GLA In Millions)

Shopping Centers		Brazil Portfolio
Operating Centers	445	Operating Centers (Developments)	8(2)
Owned GLA (at 100%)	83.6	Owned GLA (at 100%)	3.3
Additional Ground Lease GLA	5.5	Additional Ground Lease GLA	0.2
Additional Unowned GLA	26.5	Additional Unowned GLA	0.2
Base Rent PSF	$13.74	Additional Development GLA	1.3
Leased Rate (at 100%)	94.4%	Base Rent PSF	$32.74
Commenced Rate (at 100%)	93.0%	Leased Rate (at 100%)	97.4%
Leased Rate (at Pro Rata)	95.0%	% of Pro Rata NOI (T12)	5.8%
Prime Portfolio		Puerto Rico Portfolio
Operating Centers	294	Operating Centers	15
Owned GLA (at 100%)	67.5	Owned GLA (at 100%)	4.1
Additional Ground Lease GLA	4.7	Additional Ground Lease GLA	0.7
Additional Unowned GLA	22.9	Additional Unowned GLA	0.3
Base Rent PSF	$14.52	Base Rent PSF	$18.95
Leased Rate (at 100%)	95.7%	Leased Rate (at 100%)	96.3%
% of Total NOI (T12)	89.4%	% of Pro Rata NOI (T12)	14.4%

Quarterly Same Store NOI (1)

($ In Millions)

	1Q13	1Q12	Change		1Q13	1Q12	Change
At 100%				At DDR Share
Same Store NOI	$200.8	$194.4	3.3%	Same Store NOI	$133.5	$129.5	3.1%
Non Same Store NOI	59.0	33.1		Non Same Store NOI	27.9	16.6

	$259.8	$227.5			$161.4	$146.1

Reconciliation to Income Statement				Reconciliation to Income Statement

	1Q13	1Q12			1Q13	1Q12
Consolidated at 100%				Consolidated at DDR Share
Revenues	$210.8	$190.6		Consolidated at 100%	$137.9	$120.6
Fee Income	(10.7)	(11.8)		JV Share of Cons. NOI	(0.4)	(0.4)

Other Revenues	(0.6)	(0.6)			$137.5	$120.2
Operating & Maintenance	(33.7)	(32.9)
Real Estate Taxes	(27.9)	(24.8)

	$137.9	$120.5
Unconsolidated at 100%				Unconsolidated at DDR Share
Revenues	$186.9	$159.1		Revenues	$34.5	$36.9
Operating & Maintenance	(42.7)	(36.1)		Operating & Maintenance	(7.5)	(7.8)
Real Estate Taxes	(22.3)	(16.0)		Real Estate Taxes	(3.1)	(3.2)

	$121.9	$107.0			$23.9	$25.9

Total NOI at 100%	$259.8	$227.5		Total NOI at DDR Share	$161.4	$146.1

(1)

Excludes development, redevelopment, straight line rental income and expenses, lease termination income, FMV of leases and provisions for uncollectible amounts and/or recoveries thereof; includes assets owned in comparable periods (15 months for quarter comparisons). Properties acquired in the BRE DDR Retail Holdings, LLC joint venture are also excluded.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

	Lease Expiration Schedule (at 100%)
	Greater than 10,000 SF				Less than 10,000 SF
		ABR	Rent	% of		ABR	Rent	% of
Year	Leases	(mil)	PSF	ABR	Leases	(mil)	PSF	ABR
2013	70	$18.6	$9.88	1.8%	957	$51.8	$26.33	5.1%
2014	214	68.3	9.99	6.7%	1,232	66.6	25.00	6.5%
2015	218	69.7	10.35	6.8%	1,078	60.1	23.18	5.9%
2016	245	82.6	11.12	8.1%	1,049	65.0	24.76	6.4%
2017	224	85.2	10.16	8.3%	1,106	65.3	26.01	6.4%
2018	175	59.8	10.44	5.9%	470	34.6	22.70	3.4%
2019	112	49.4	11.19	4.8%	134	11.2	23.54	1.1%
2020	76	26.5	10.40	2.6%	120	9.5	21.90	0.9%
2021	105	44.4	10.72	4.3%	162	13.1	24.39	1.3%
2022	111	47.0	10.60	4.6%	194	15.9	23.28	1.6%

2013-2022	1,550	$551.5	$10.49	54.0%	6,502	$393.1	$24.11	38.5%
Total Rent Roll	1,675	$608.1	$10.50	59.6%	6,827	$413.0	$24.36	40.4%

Annual Metrics (at 100%)
Period		Leased	ABR
Ending	Centers	Rate	PSF
Q1 2013	445	94.4%	$13.74
YE 2012	452	94.2%	13.66
YE 2011	432	93.6%	13.81
YE 2010	487	92.6%	13.36
YE 2009	544	91.4%	13.01
YE 2008	621	92.7%	12.60
YE 2007	628	96.0%	12.54
YE 2006	379	96.1%	11.90
YE 2005	379	96.3%	11.30
YE 2004	373	95.4%	11.13
YE 2003	274	95.1%	10.82
YE 2002	189	95.9%	10.58
YE 2001	192	95.4%	10.03
YE 2000	190	96.9%	9.66
YE 1999	186	95.7%	9.20
YE 1998	159	96.5%	8.99
YE 1997	123	96.1%	8.49
YE 1996	112	94.8%	7.85
YE 1995	106	96.3%	7.60
YE 1994	84	97.1%	5.89
YE 1993	69	96.2%	5.60
YE 1992	53	95.4%	5.37

Leased Rate Breakdown (at 100%)
	Leased	% of	% of
SF	Rate	GLA	Vacancy
< 5,000	84.8%	16.0%	42.9%
5,000-9,999	87.9%	8.8%	19.0%
> 10,000	97.1%	75.2%	38.1%

Total	94.4%	100.0%	100.0%

Portfolio Concentration (at 100%)
	% of		% of
	ABR	MSF	GLA
Brazil	9.7%	3.3	3.7%
Florida	8.7%	9.4	10.5%
Georgia	8.3%	8.8	9.9%
Puerto Rico	7.6%	4.8	5.3%
North Carolina	7.0%	6.5	7.3%
New York	6.6%	7.6	8.5%
Ohio	6.5%	6.5	7.3%
New Jersey	4.6%	3.2	3.6%
Illinois	3.3%	2.2	2.4%
Arizona	2.9%	2.2	2.5%

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Leasing Summary - 1Q 2013

($, GLA In Thousands, Except Per Square Foot)

Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals that were executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals which were not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size, or deals for space which was vacant at acquisition.

First Quarter 2013 at 100%
			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases
Comparable	83	314	$16.99	$5,335	$15.35	$4,820	10.7%	8.6	$9.29
Non-comp	115	548	13.81	7,568	N/A	N/A	N/A	7.7	15.92

New Leases - Total	198	862	14.97	12,903	N/A	N/A	10.7%	8.0	13.55
Renewals	233	1,215	14.64	17,788	13.68	16,621	7.0%	4.5	0.00

Total	431	2,077	$14.77	$30,691	$14.02	$21,441	7.6%	6.0	$5.68

First Quarter 2013 at Pro Rata Share
			New Rent		Prior Rent
					Final	Final		Wtd
			Year 1	Year 1	Year	Year	Comp	Avg
	# of		Rent	Total	Rent	Total	Space	Term	TI
	Leases	GLA	PSF	Rent	PSF	Rent	Spread	(Yrs)	PSF
New Leases
Comparable	83	133	$21.55	$2,866	$19.25	$2,560	11.9%	7.9	$11.85
Non-comp	115	378	13.63	5,152	N/A	N/A	N/A	7.5	16.40

New Leases - Total	198	511	15.69	8,018	N/A	N/A	11.9%	7.6	15.25
Renewals	233	653	14.50	9,469	13.49	8,809	7.5%	4.7	0.00

Total	431	1,164	$15.02	$17,487	$14.46	$11,369	8.4%	6.0	$6.80

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Net Effective Rents Related to Leased Space (Owned Properties)

Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

		2012
		Total /
	1Q13	Average
Number of lease transactions executed	431	1,921
Rentable square footage leased (in thousands)	2,077	10,987
Square footage of renewal deals (in thousands)	1,215	7,384
Square footage of new deals (in thousands)	862	3,603
Renewed square footage (% of total)	58.5%	67.2%
New leases square footage (% of total)	41.5%	32.8%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$15.80	$16.49
Tenant allowance	(1.70)	(1.40)
Landlord work	(1.37)	(1.25)
Third party leasing commissions	(0.31)	(0.27)
Rent concessions	—	—

Equivalent net effective rent	$12.42	$13.57

Weighted average term in years	7.9	8.2

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$16.70	$15.22
Tenant allowance	—	(0.02)
Landlord work	—	—
Third party leasing commissions	—	—
Rent concessions	—	—

Equivalent net effective rent	$16.70	$15.20

Weighted average term in years	5.3	5.2

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Top 40 Tenants Ranked by Base Rental Revenue

($ and GLA In Millions)

		# of Units		ABR			GLA			Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Pro Rata	at 100%	% of Total	Pro Rata	(S&P/Moody’s/Fitch)
1	Walmart[1]	35	79	$33.5	3.1%	$26.2	5.1	5.7%	4.1	AA / Aa2 / AA
2	TJX Companies[2]	84	85	27.7	2.6%	16.9	2.6	2.9%	1.6	A / A3 / NR
3	Bed Bath & Beyond[3]	73	74	25.0	2.3%	16.8	2.0	2.2%	1.3	BBB+ / NR / NR
4	PetSmart	80	81	24.3	2.3%	14.4	1.7	1.9%	1.0	BB+ / NR / NR
5	Kohl’s	36	44	23.3	2.2%	12.5	3.2	3.6%	1.7	BBB+ / Baa1 / BBB+
6	Dick’s Sporting Goods	33	34	18.5	1.7%	10.0	1.6	1.8%	0.9	NR
7	Best Buy	30	35	17.6	1.6%	11.0	1.3	1.5%	0.8	BB / Baa2 / BB-
8	Michael’s	60	60	16.7	1.6%	10.9	1.4	1.6%	0.9	B / B3 / NR
9	Publix	41	44	16.4	1.5%	4.2	1.9	2.1%	0.5	NR
10	AMC Theatres	9	10	16.3	1.5%	8.5	0.7	0.8%	0.4	B / B2 / B
11	Ross Stores	50	50	16.1	1.5%	9.9	1.5	1.7%	0.9	BBB+ / NR / NR
12	OfficeMax	50	51	13.8	1.3%	9.4	1.2	1.3%	0.7	NR / B1 / NR
13	Gap[4]	53	53	13.5	1.3%	8.7	0.9	1.0%	0.6	BB+ / Baa3 / BBB-
14	Kroger	30	31	12.3	1.2%	5.9	1.7	1.9%	0.7	BBB / Baa2 / BBB
15	Lowe’s	14	32	12.0	1.1%	9.2	1.8	2.0%	1.5	A- / A3 / NR
16	Tops Markets[5]	16	17	11.6	1.1%	7.4	1.0	1.1%	0.6	B+ / NR / NR
17	Jo-Ann Fabric and Craft	34	34	11.1	1.0%	6.9	1.1	1.2%	0.7	B / Caa1 / NR
18	Regal Cinemas	12	13	10.1	0.9%	6.7	0.6	0.7%	0.4	B+ / B1 / B+
19	Cinemark	13	13	10.0	0.9%	6.1	0.7	0.8%	0.4	BB- / NR / NR
20	Barnes & Noble	24	26	9.8	0.9%	6.5	0.6	0.7%	0.4	NR

	Top 20 Tenants	777	866	$339.6	31.8%	$208.1	32.6	36.6%	20.1
21	Ascena[6]	89	89	$9.6	0.9%	$6.1	0.5	0.6%	0.3	BB- / Ba2 / NR
22	Dollar Tree Stores	92	94	9.4	0.9%	6.1	0.9	1.0%	0.6	NR
23	Toys “R” Us7	29	34	9.3	0.9%	7.3	1.2	1.3%	0.8	B / B1 / B-
24	Home Depot	10	39	9.2	0.9%	6.7	1.1	1.2%	0.8	A- / A3 / A-
25	Staples	33	33	8.9	0.8%	6.2	0.7	0.8%	0.5	BBB / Baa2 / BBB
26	Sports Authority	15	16	8.3	0.8%	6.4	0.6	0.7%	0.5	B- / B3 / NR
27	Sears[8]	21	22	7.4	0.7%	5.0	1.9	2.1%	1.2	CCC+ / B3 / CCC
28	DSW	19	19	7.4	0.7%	4.0	0.5	0.6%	0.2	NR
29	Petco	31	33	7.2	0.7%	5.2	0.4	0.4%	0.3	B / B3 / NR
30	Ulta	30	31	6.9	0.6%	4.7	0.3	0.3%	0.2	NR
31	Party City	37	38	6.9	0.6%	4.2	0.5	0.6%	0.3	NR / B2 / NR
32	Pier 1 Imports	34	37	6.7	0.6%	3.9	0.3	0.3%	0.2	NR
33	Beall’s	19	20	5.8	0.5%	2.5	0.8	0.9%	0.4	NR
34	hhgregg	18	18	5.6	0.5%	3.1	0.5	0.6%	0.3	NR
35	Hobby Lobby	15	18	5.5	0.5%	3.5	0.8	0.9%	0.5	NR
36	Whole Foods	5	5	5.3	0.5%	4.5	0.3	0.3%	0.2	BBB- / NR / NR
37	Royal Ahold[9]	5	6	5.3	0.5%	1.9	0.3	0.3%	0.1	BBB / Baa3 / BBB
38	Famous Footwear	37	37	5.1	0.5%	3.2	0.3	0.3%	0.2	B / B2 / BB+
39	Giant Eagle	6	6	4.9	0.5%	3.2	0.5	0.6%	0.3	NR
40	Gamestop	105	105	4.8	0.4%	3.6	0.2	0.2%	0.1	NR

	Tenants 21-40	650	700	$139.5	13.1%	$91.3	12.6	14.1%	8.0

	Top 40 Tenants	1,427	1,566	$479.1	44.8%	$299.4	45.2	50.7%	28.1

	Total Portfolio			$1,068.4	100.0%	$659.7	89.1	100.0%	56.2

(1)	Walmart (29) / Sam’s Club (6)
(2)	T.J.Maxx (41) / Marshalls (31) / Homegoods (12)
(3)	Bed Bath & Beyond (48) / World Market (16) / Others (9)
(4)	Gap (3) / Old Navy (47) / Banana Republic (3)
(5)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3 / BBB
(6)	Catherine’s (12) / Dress Barn (22) / Justice (24) / Lane Bryant (21) / Maurice’s (10)
(7)	Toys “R” Us (6) / Babies “R” Us (19) / Toys-Babies Combo (4)
(8)	Sears (3) / Kmart (18)
(9)	Stop N Shop (4) / Martin’s (1)

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Total Market Capitalization

(In Millions)

	March 31, 2013		December 31, 2012
	Amount	% of Total	Amount	% of Total
Common Shares Equity	$5,537.2	54%	$4,940.3	51%
Perpetual Preferred Stock	405.0	4%	405.0	4%

	5,942.2	58%	5,345.3	55%
Unsecured Credit Facilities	190.5	2%	147.9	2%
Unsecured Term Loan	350.0	3%	350.0	4%
Unsecured Public Debt	2,179.2	21%	2,179.2	22%
Secured Term Loan	400.0	4%	400.0	4%
Fixed Rate Mortgage Debt	1,160.9	11%	1,176.4	12%
Variable Rate Mortgage Debt	92.1	1%	86.2	1%

	4,372.7	42%	4,339.7	45%

Total	$10,314.9	100%	$9,685.0	100%

Debt to Market Capitalization	42.4%		44.8%
Common Shares Outstanding (millions)	317.5		315.1
Operating Partnership Units (millions)	0.4		0.4
Market Value per Share	$17.42		$15.66
Accretion on Convertible Notes (excluded above)	$29.5		$32.1
Partners’ Share of Consolidated Debt (included above)	$20.4		$20.6
DDR Share of Unconsolidated Debt (excluded above)	$734.5		$724.9

Unsecured Bond Ratings

	Debt Rating	Outlook
Moody’s	Baa3	Positive
S&P	BBB-	Stable
Fitch	BB+	Positive

Public Debt Covenants

(Actuals for Twelve Months Ending March 31, 2013)

	Covenant Threshold	Actual Covenant
Total Debt to Real Estate Assets Ratio	not to exceed 65%	47%
Secured Debt to Assets Ratio	not to exceed 40%	17%
Value of Unencumbered Assets to Unsecured Debt	at least 135%	210%
Fixed Charge Coverage Ratio	at least 1.5x	2.0x

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Summary of Consolidated Debt

(In Millions)

		March 31, 2013	March 31, 2013		December 31, 2012
	March 31, 2013	DDR Pro Rata	DDR Pro Rata	December 31, 2012	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Wtd. Avg. Interest	Aggregate	Share
Unsecured Credit Facilities	$190.5	$190.5	1.71%	$147.9	$147.9
Unsecured Term Loan	350.0	350.0	3.25%	350.0	350.0
Unsecured Public Debt	2,149.7	2,149.7	5.79%	2,147.1	2,147.1
Secured Term Loan	400.0	400.0	2.04%	400.0	400.0
Fixed Rate Mortgage Loans	1,160.9	1,151.0	5.11%	1,176.4	1,166.5
Variable Rate Mortgage Loans	92.1	81.6	1.74%	86.2	75.5

Subtotal	4,343.2	4,322.8	4.74%	4,307.6	4,287.0
Fair Market Value Adjustment	10.8	10.8	—	11.5	11.5

Total	$4,354.0	$4,333.6	4.74%	$4,319.1	$4,298.5

	Scheduled	Secured	Unsecured
	Principal	Debt	Debt	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (1)	Payments	Maturities	Maturities	Total	Share
2013	20.8	0.2	—	21.0	21.0
2014	26.2	326.5	—	352.7	352.7
2015	27.5	38.6	503.0	569.1	558.6
2016	24.7	47.8	430.5	503.0	503.0
2017	25.0	7.0	350.0	382.0	382.0
2018	20.0	502.6	382.2	904.8	904.8
2019	13.7	169.3	300.0	483.0	483.0
2020	5.5	280.2	300.0	585.7	585.7
2021	4.1	54.7	—	58.8	58.8
2022 and beyond	0.1	58.5	450.0	508.6	498.7
Unsecured debt discount	—	—	(25.5)	(25.5)	(25.5)

Total	$167.6	$1,485.4	$2,690.2	$4,343.2	$4,322.8

Percentage of Total Debt	March 31, 2013	December 31, 2012
Fixed	88.9%	89.9%
Variable	11.1%	10.1%
Recourse to DDR	72.6%	72.0%
Non-recourse to DDR	27.4%	28.0%

(1)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Summary of Joint Venture Debt

(In Millions)

			March 31, 2013		March 31, 2013		December 31, 2012
	March 31, 2013		DDR Pro Rata		DDR Pro Rata	December 31, 2012	DDR Pro Rata
Total Debt Outstanding	Aggregate		Share		Wtd. Avg. Interest	Aggregate	Share
Fixed Rate Mortgage Loans	$3,163.0		$531.3		5.24%	$3,094.9	$517.5
Variable Rate Mortgage Loans	1,118.9		202.2		7.23%	1,162.7	206.3

Subtotal	4,281.9	(1)(2)	733.5	(1)(2)	5.79%	4,257.6	723.8
Fair Market Value Adjustment	18.8		1.0		—	20.5	1.1

Total	$4,300.7		$734.5		5.79%	$4,278.1	$724.9

	Scheduled	Mortgage
	Principal	Loan	Aggregate	DDR Pro Rata
Schedule of Maturities by Year (3)	Payments	Maturities	Total	Share
2013	11.6	230.9	242.5	25.9
2014	15.4	163.2	178.6	35.9
2015	14.0	554.0	568.0	78.5
2016	10.3	142.3	152.6	15.5
2017	8.3	2,566.1	2,574.4	404.6
2018	3.3	173.9	177.2	39.1
2019	2.1	101.9	104.0	34.8
2020	2.2	66.2	68.4	23.0
2021	1.3	80.5	81.8	31.4
2022 and beyond	—	134.4	134.4	44.8

Total	$68.5	$4,213.4	$4,281.9	$733.5

Percentage of Total Debt	March 31, 2013	December 31, 2012
Fixed	73.9%	72.7%
Variable	26.1%	27.3%
Recourse to DDR	1.1%	1.4%
Non-recourse to DDR	98.9%	98.6%

(1)	Includes approximately $281.7 million of debt of which the Company’s proportionate share of non-recourse debt is $47.3 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.
(2)	DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.
(3)	Assumes borrower extension options are exercised.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Consolidated Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate (2)
Senior Debt:
Unsecured Credit Facilities:
$750 Million Revolving Credit Facility	$190.5		$190.5	04/18	LIBOR + 140
$65 Million Revolving Credit Facility	—		—	04/18	LIBOR + 140
$50 Million Term Loan	50.0		50.0	01/17	LIBOR + 170
$300 Million Term Loan	300.0		300.0	01/19	LIBOR + 210
Secured Credit Facility:
$400 Million Term Loan	400.0		400.0	04/18	LIBOR + 155

Total Term and Credit Facility Debt	$940.5		$940.5
Public Debt:
Unsecured Notes	152.9		152.9	05/15	5.50
Convertible Notes	320.5	(3)	320.5	11/15	1.75
Unsecured Notes	239.4		239.4	03/16	9.63
Unsecured Notes	300.0		300.0	04/17	7.50
Unsecured Notes	298.5		298.5	04/18	4.75
Unsecured Notes	82.2		82.2	07/18	7.50
Unsecured Notes	298.1		298.1	09/20	7.88
Unsecured Notes	458.1		458.1	07/22	4.63

Total Public Debt	$2,149.7		$2,149.7
Mortgage Debt:
Monmouth Consumer Sq., W. Long Branch, NJ	0.8		0.8	07/13	8.57
Tucson Spectrum, Tucson, AZ	24.1		24.1	04/14	5.56
Abernathy Square, Atlanta, GA	11.7		11.7	10/14	4.23
Bermuda Square, Chester, VA	7.2		7.2	10/14	4.23
Brook Highland Plaza, Birmingham, AL	23.9		23.9	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.2		4.2	10/14	4.23
Clearwater Collection, Clearwater, FL	6.9		6.9	10/14	4.23
Cross Pointe Center, Fayetteville, NC	9.6		9.6	10/14	4.23
Crossroads Center, Gulfport, MS	23.8		23.8	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	17.1		17.1	10/14	4.23
Delaware Consumer Square, Buffalo, NY	9.9		9.9	10/14	4.23
Downtown Short Pump, Richmond, VA	12.2		12.2	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	40.2		40.2	10/14	4.23
Home Depot Center, Orland Park, IL	6.5		6.5	10/14	4.23
Kroger, Cincinnati, OH	2.5		2.5	10/14	4.23
Lexington Place, Lexington, SC	4.2		4.2	10/14	4.23
Loisdale Center, Springfield, VA	10.8		10.8	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	6.5		6.5	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	17.6		17.6	10/14	4.23
North Pointe Plaza, North Charleston, SC	10.6		10.6	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	9.7		9.7	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	27.1		27.1	10/14	4.23
Sam’s Club, Worcester, MA	5.2		5.2	10/14	4.23
The Commons, Salisbury, MD	8.5		8.5	10/14	4.23
Walmart Supercenter, Alliance, OH	7.0		7.0	10/14	4.23
Wando Crossing, Mount Pleasant, SC	11.6		11.6	10/14	4.23
Warner Robins Place, Warner Robins, GA	6.6		6.6	10/14	4.23
Wendover Village, Greensboro, NC	4.7		4.7	10/14	4.23
Windsor Court, Windsor, CT	7.1		7.1	10/14	4.23

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Consolidated Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate (2)
Kyle Crossing, Kyle, TX	21.0		10.5	01/15	LIBOR + 275
Reno Riverside, Reno, NV	2.7	(4)	2.7	02/15	Prime + 170
Merriam Village, Merriam, KS	15.0		15.0	03/15	LIBOR + 200
Hamilton Commons, Mays Landing, NJ	4.6		4.6	09/15	4.70
Tops Plaza, Lockport, NY	4.7		4.7	01/16	8.00
Cotswold Village, Charlotte, NC	49.9		49.9	05/16	5.83
Freedom Plaza, Rome, NY	1.7		1.7	09/16	7.85
Walmart Supercenter, Winston-Salem, NC	5.4		5.4	08/17	6.00
Belgate Shopping Center, Charlotte, NC	6.7		6.7	09/17	LIBOR + 225
Thruway Plaza (Walmart), Cheektowaga, NY	2.4		2.4	10/17	6.78
Tops Plaza, Ithaca, NY	9.7		9.7	01/18	7.05
Walmart Supercenter, Greenville, SC	5.2		5.2	01/18	6.00
Johns Creek Town Center, Suwanee, GA	25.2		25.2	03/18	5.06
Southland Crossings, Boardman, OH	25.2		25.2	03/18	5.06
The Promenade at Brentwood, St. Louis, MO	32.1		32.1	03/18	5.06
DDRC Headquarters, Beachwood, OH	30.9		30.9	03/18	LIBOR + 130
Mohawk Commons, Niskayuna, NY	13.4		13.4	12/18	5.75
Lowes, Hendersonville, TN	5.3		5.3	01/19	7.66
Nassau Park Pavilion, Princeton, NJ	57.0		57.0	02/19	3.40
Bandera Pointe, San Antonio, TX	24.8		24.8	02/19	3.40
Presidential Commons, Snellville, GA	21.2		21.2	02/19	3.40
Plaza Cayey, Cayey, PR	21.4		21.4	06/19	7.59
Plaza Fajardo, Fajardo, PR	25.7		25.7	06/19	7.59
Plaza Isabela, Isabela, PR	22.6		22.6	06/19	7.59
Plaza Walmart, Guayama, PR	12.0		12.0	06/19	7.59
Mariner Square, Spring Hill, FL	3.3		3.3	09/19	9.75
Northland Square, Cedar Rapids, IA	6.3		6.3	01/20	9.38
Plaza Rio Hondo, Bayamon, PR	125.7		125.7	01/20	3.95
Easton Marketplace, Columbus, OH	50.2		50.2	01/20	3.95
The Fountains, Plantation, FL	45.8		45.8	01/20	3.95
Perimeter Pointe, Atlanta, GA	43.3		43.3	01/20	3.95
Polaris Towne Center, Columbus, OH	44.6		44.6	04/20	6.76
West Valley Marketplace, Allentown, PA	12.0		12.0	07/21	6.95
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	63.2		63.2	10/21	5.41
Chapel Hills East, Colorado Springs, CO	9.1		9.1	12/21	5.24
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	01/22	4.65
Macedonia Commons, Macedonia, OH	20.2		20.2	02/22	5.71
Gulfport Promenade, Gulfport, MS	15.7		15.7	12/37	SIFMA + 5

Total Mortgage Debt	$1,253.0		$1,232.6
Subtotal	$4,343.2		$4,322.8
Fair Market Value Adjustment—Assumed Debt	10.8		10.8

Total Consolidated Debt	$4,354.0		$4,333.6

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Consolidated Debt Detail

(In Millions)

	Loan	DDR	Wtd. Avg.	Wtd. Avg.
	Balance	Pro Rata Share	Maturity	Interest Rate
Fixed Rate	$3,860.6	$3,850.7	5.2 years	5.11%
Variable Rate	482.6	472.1	5.5 years	1.74%

	$4,343.2	$4,322.8	5.2 years	4.74%

Cumulative Redeemable Preferred Shares (as of May 6)

Outstanding Amount
Class H - 7.375%	$55.0
Class J - 6.500%	200.0
Class K - 6.250%	150.0

$405.0

Derivative Instruments

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	1.01%	June 28, 2014
Interest Rate Swap	$50.0	Unsecured Term Loan	1 mo. LIBOR	0.56%	June 1, 2015
Interest Rate Swap	$100.0	Secured Term Loan	1 mo. LIBOR	0.53%	July 1, 2015
Interest Rate Swap	$82.5	Mortgage Portfolio	1 mo. LIBOR	2.81%	September 1, 2017
Interest Rate Swap	$100.0	Unsecured Term Loan	1 mo. LIBOR	0.88%	January 2, 2018
Interest Rate Swap	$200.0	Unsecured Term Loan	1 mo. LIBOR	1.54%	February 1, 2019

(1)	Assumes borrower extension options are exercised.
(2)

Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $12.1 million is partially offset by approximately $2.6 million of fair market value adjustments.

(3)

The convertible notes may be net settled with DDR’s common stock once the stock price rises above 125% of $15.65 per share at March 31, 2013. The conversion price is subject to future adjustments resulting from changes in the quarterly dividend per share. The principal balance on these notes is to be settled in cash. Included in this amount is a $29.5 million reduction as compared to the face value of the convertible notes as required by accounting standards due to the initial value of the equity conversion feature.

(4)	Reno Riverside has an interest rate floor of 5.95%.

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Joint Venture Debt Detail

(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Pro Rata Share	Date (1)	Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 1, LLC (9 assets)	$350.2		$52.5	03/17	5.45
DDRTC Holdings Pool 5, LLC (12 assets)	214.5		32.2	05/17	LIBOR + 275
DDRTC Holdings Pool 3, LLC (17 assets)	464.0		69.6	06/17	4.63
Willoughby Hills Shop Ctr, Willoughby Hills, OH	9.0		1.3	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,037.7		$155.6
BRE DDR Retail Holdings LLC
BRE DDR Venice Holdings LLC (7 Assets)	86.0		4.3	07/13	6.00
BRE DDR Homart Holdings LLC (4 Assets)	263.3		13.2	09/15	6.40
BRE DDR Bison Holdings LLC (12 Assets)	112.0		5.6	04/16	5.25
BRE DDR Retail Mezz 2 LLC (15 Assets)	320.0	(2)	16.0	07/17	LIBOR + 398
BRE DDR Longhorn II Holdings LLC (7 Assets)	137.3		6.9	10/17	5.01
BRE DDR Longhorn II Holdings LLC (7 Assets)	31.7	(3)	—	10/17	10.00

Total BRE DDR Retail Holdings LLC	$950.3		$46.0
DDR Domestic Retail Fund I
Meadows Square, Boynton Beach, FL	0.3		0.1	07/13	6.72
Village Center, Racine, WI	11.6		2.3	04/15	4.21
Paradise Promenade, Davie, FL	6.0		1.2	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.2		2.2	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	883.8		176.8	07/17	5.60
Heather Island, Ocala, FL	4.6		0.9	02/18	3.56
Hilliard Rome, Columbus, OH	12.3		2.5	02/18	3.56

Total DDR Domestic Retail Fund I	$929.8		$186.0
Coventry II
Bloomfield Park, Bloomfield Hills, MI	39.8	(4)	—	12/08	Prime + 300
Marley Creek Square, Orland Park, IL	10.5	(4)	1.1	12/12	LIBOR + 125
Fairplain Plaza, Benton Harbor, MI	14.0		2.8	05/13	LIBOR + 350
Totem Lake Mall, Kirkland, WA	26.6		5.4	05/13	LIBOR + 350
Coventry II DDR SM (15 assets)	21.5	(4)	4.3	06/13	LIBOR + 350
Coventry II DDR SM (15 assets)	32.7	(4)	6.5	09/13	LIBOR + 525
Tri-County Mall, Cincinnati, OH	149.6	(4)	29.9	02/15	5.66
Buena Park, Buena Park, CA	73.0	(2)	14.6	06/15	LIBOR + 625
Westover Marketplace, San Antonio, TX	19.7	(2)	3.9	02/16	LIBOR + 450
Coventry II DDR SM (7 assets)	27.6	(4)	5.5	09/16	6.75
Christown Spectrum Mall, Phoenix, AZ	66.5		13.3	04/18	4.80

Total Coventry II	$481.5		$87.3
Sonae Sierra Brasil BV Sarl
Shopping Plaza Sul	23.1		7.7	06/15	CDI
Sonae Sierra Brasil Limitadas, Brazil	6.1		2.0	11/15	CDI + 285
Patio Boavista, Brazil	9.2		3.0	11/16	CDI + 330
Debentures	47.6		15.9	02/17	CDI + 96
Shopping Metropole, Brazil	24.4		8.1	09/18	TR + 1030
Debentures	101.9		34.0	02/19	IPCA + 625
Manaura Shopping, Brazil	66.2		22.1	12/20	10.00
Patio Goiania, Brazil	46.4		15.5	06/23	TR + 970
Patio Londrina, Brazil	49.6		16.5	10/25	TR + 970
Patio Uberlandia, Brazil	38.4		12.8	10/25	TR + 970

Total Sonae Sierra Brasil BV Sarl	$412.9		$137.6

DDR

Quarterly Financial Supplement

For the three months ended March 31, 2013

Joint Venture Debt Detail

(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Pro Rata Share	Date (1)	Rate
DDR SAU Retail Fund, LLC
DDR SAU Retail Fund (18 assets)	$109.3	$21.8	09/17	4.74
DDR SAU Retail Fund (9 assets)	72.8	14.6	04/18	4.65

Total DDR SAU Retail Fund LLC	$182.1	$36.4
DDR Markaz II (13 assets)	143.3	28.6	11/14	7.15
Lennox Town Center Limited, Columbus, OH	1.0	0.5	07/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	07/17	5.64
RO & SW Realty LLC (9 assets)	20.9	5.3	10/20	5.25
Sun Center Limited, Columbus, OH	23.1	18.3	05/21	5.99
RVIP IIIB, Deer Park, IL	73.3	18.9	09/21	4.84

Total	$287.6	$84.6
Subtotal	$4,281.9	$733.5
Fair Market Value Adjustment—Assumed Debt	18.8	1.0

Total Joint Venture Debt	$4,300.7	$734.5

			Wtd. Avg. Maturity	Wtd. Avg. Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,163.0	$531.3	4.2 years	5.24%
Variable Rate	1,118.9	202.2	5.2 years	7.23%

	$4,281.9	$733.5	4.4 years	5.79%

Derivative Instruments

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Capped Rate	Termination Date
Interest Rate Cap	$65.0	Coventry II Christown Spectrum Mall	1 mo. LIBOR	2.85%	November 22, 2013
Interest Rate Cap	$22.6	151 Westover LLC	1 mo. LIBOR	4.50%	January 1, 2015
Interest Rate Cap	$320.0	BRE DDR Retail Mezz II LLC	1 mo. LIBOR	4.00%	July 1, 2015

(1)	Assumes borrower extension options are exercised.
(2)	The following loans have floor interest rates:

Loan	Floor
BRE DDR Retail Mezz 2 LLC	1 month LIBOR of 0.50%
Buena Park, Buena, CA	1 month LIBOR of 0.75%
Westover Marketplace, San Antonio, TX	1 month LIBOR of 2.00%

(3)

DDR funded a mezzanine loan to BRE DDR Holdings LLC which is collateralized by equity interests in seven shopping center assets. As this loan is recorded by DDR as part of its investment in the joint venture, DDR does not consider any proportionate ownership interest in the loan.

(4)

Includes approximately $281.7 million of debt of which the Company’s proportionate share of non-recourse debt is $47.3 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

DDR

Quarterly Financial Supplement

Corporate Headquarters	Investor Relations
DDR Corp.	Samir Khanal
3300 Enterprise Parkway	Toll Free: (877) 225-5337
Beachwood, Ohio 44122	Main: (216) 755-5500
Website: www.ddr.com	Email: skhanal@ddr.com

Equity Research Coverage
BofA Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
	Katharine Hutchins	katharine.hutchins@baml.com	(646) 855-1681

Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Cowen & Company	Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
	Mike Gorman	michael.gorman@cowen.com	(646) 562-1381

Deutsche Bank	Vincent Chao	vincent.chao@db.com	(212) 250-6799

DISCERN, Inc.	Dave Wigginton	dwigginton@discern.com	(646) 863-4177

Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796

Green Street Advisors	Cedrik Lachance	clachance@greenstreetadvisors.com	(949) 640-8780
	Jason White	jwhite@greenstreetadvisors.com	(949) 640-8780

Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839

ISI Group	Steve Sakwa	ssakwa@isigrp.com	(212) 446-9462
	Samit Parikh	sparikh@isigrp.com	(212) 888-3796

Jefferies and Company	Tayo Okusanya	tokusanya@jefferies.com	(212) 336-7076

J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689

KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286

Morgan Stanley	Paul Morgan	paul.b.morgan@morganstanley.com	(415) 576-2627

RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646

Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
	Andrew Schaffer	aschaffer@sandleroneill.com	(212) 466-8062

UBS	Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
	Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research Coverage

BofA Merrill Lynch	Tom Truxillo	thomas.c.truxillo_jr@baml.com	(646) 855-6090

Barclays	Danish Agboatwala	danish.agboatwala@barclays.com	(212) 412-2573

Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo	Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455